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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2004

IAC/INTERACTIVECORP
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-20570 (Commission File Number)	59-2712887 (IRS Employer Identification No.)
152 West 57th Street, New York, NY 10019 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 314-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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/    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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/    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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/    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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/    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION/

ITEM 7.01    REGULATION FD DISCLOSURE

        On November 3, 2004, the Registrant issued a press release announcing its results for the quarter ended September 30, 2004. The full text of this press release, appearing in Exhibit 99.1 hereto, is incorporated herein by reference.

        The attached document is furnished under both Item 2.02 "Results of Operations and Financial Condition" and Item 7.01 "Regulation FD Disclosure."

        The attached document refers to non-GAAP measures, within the meaning of Regulation G. Below is additional information regarding those non-GAAP measures.

IAC'S PRINCIPLES OF FINANCIAL REPORTING

        IAC reports Operating Income Before Amortization, Adjusted Net Income, Adjusted EPS and Free Cash Flow, all of which are supplemental measures to GAAP. These measures are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We provide and encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures, which we discuss below.

Definitions of IAC's Non-GAAP Measures

        Operating Income Before Amortization is defined as operating income plus: (1) amortization of non-cash distribution, marketing and compensation expense, (2) amortization of intangibles and goodwill impairment, if applicable, (3) pro forma adjustments for significant acquisitions and (4) one-time items. See below for explanations of these adjustments. We believe this measure is useful to investors because it represents the consolidated operating results from IAC's segments, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the effects of any other non-cash expenses. Operating Income Before Amortization has certain limitations in that it does not take into account the impact to IAC's statement of operations of certain expenses, including non-cash compensation, non-cash payments to partners, and acquisition-related accounting.

        Adjusted Net Income generally captures all items on the statement of operations that have been, or ultimately will be, settled in cash and is defined as net income available to common shareholders plus: (1) amortization of non-cash distribution, marketing and compensation expense, (2) amortization of intangibles and goodwill impairment, if applicable, (3) pro forma adjustments for significant acquisitions, (4) equity income or loss from IAC's 5.44% interest in Vivendi Universal Entertainment LLLP ("VUE"), (5) one-time items, net of related tax, and minority interest, and (6) discontinued operations, net of tax. We believe Adjusted Net Income is useful to investors because it represents IAC's consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges which are not allocated to the operating businesses such as interest expense, taxes and minority interest, but excluding the effects of any other non-cash expenses.

        Adjusted EPS is defined as Adjusted Net Income divided by weighted fully diluted shares outstanding for Adjusted EPS purposes. We include dilution from options and warrants per the treasury stock method and include all shares relating to restricted stock/share units ("RSU") in shares outstanding for Adjusted EPS. This differs from the GAAP method for including RSUs, which treats them on a treasury method basis. Shares outstanding for Adjusted EPS purposes are therefore higher than shares outstanding for GAAP EPS purposes. We believe Adjusted EPS is useful to investors because it represents, on a per share basis, IAC's consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges which are not allocated to the operating businesses such as interest expense, taxes and minority interest, but excluding the effects of any other non-cash expenses. Adjusted Net Income and Adjusted EPS have the same limitations as Operating Income Before Amortization, and in addition Adjusted Net Income and Adjusted EPS do not account for IAC's passive ownership in VUE. Therefore, we think it is important to evaluate these measures along with our consolidated statement of operations.

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        Free Cash Flow is defined as net cash provided by operating activities, including preferred dividends received from VUE, less capital expenditures, investments to fund HSN International unconsolidated operations and preferred dividends paid by IAC. In addition, Free Cash Flow includes tax distributions on the VUE common and preferred interests upon receipt of the distributions by IAC. We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account cash movements that are non-operational.

        Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. For example, it does not take into account stock repurchases. Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

        We endeavor to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures, GAAP financial statements, and descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measures.

Pro Forma Results

        We have presented Operating Income Before Amortization, Adjusted Net Income and Adjusted EPS pro forma for the Ticketmaster, Hotels.com and Expedia mergers, as if these transactions had been completed as of January 1, 2003. IAC has changed significantly in recent years: first transitioning from a media company to an interactive commerce company, then also into an operating company. We believe that the pro forma results provide investors with better comparisons to prior periods.

        We will only pro forma results if we view a particular transaction as significant in size or transformational in nature. As such, our results are only pro forma for the Ticketmaster, Hotels.com and Expedia mergers and not for other transactions we have completed since the beginning of the periods presented by the financial information attached to this report.

One-Time Items

        Operating Income Before Amortization is presented before one-time items. These items are truly one-time in nature and non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. GAAP results include one-time items. Merger costs incurred by Expedia, Hotels.com and Ticketmaster for investment banking, legal, and accounting fees were related directly to the mergers and were the only costs treated as one-time items for calculating Operating Income Before Amortization. These costs were incurred solely in relation to the mergers, but may not be capitalized since Expedia, Hotels.com and Ticketmaster were considered targets in the transaction for accounting purposes. These costs do not directly benefit operations in any manner, would not normally be recorded by IAC if not for the fact it already consolidated these entities, and are all related to the same transaction, as IAC simultaneously announced its intention to commence its exchange offer for the companies in 2002. The majority of costs are for advisory services provided by investment bankers, and the amounts incurred in 2003 were pursuant to the same fee letters entered into by each company in 2002. Given these factors, we believe it is appropriate to consider these costs as one-time.

Non-Cash Expenses That Are Excluded From Our Non-GAAP Measures

        Amortization of non-cash compensation expense consists of restricted stock and options expense, which relates mostly to unvested options assumed by IAC in the Ticketmaster, Hotels.com and Expedia mergers. We view this expense as part of transaction costs, which are not paid in cash, and we include the related shares in our fully diluted shares outstanding. Non-cash compensation also includes the expense associated with IAC's RSU program. We view the true cost of these RSUs as the dilution to our share base, and as such all RSUs are included in our shares outstanding for Adjusted EPS purposes.

        Amortization of non-cash distribution and marketing expense consists mainly of Hotels.com performance warrants issued to obtain distribution and non-cash advertising secured from Universal Television as part of the transaction pursuant to which VUE was created (the "Vivendi transaction"). The Hotels.com warrants were principally issued as part of its initial public offering, and we do not anticipate replicating these arrangements. With the termination of the Travelocity affiliate agreement in September 2003, all outstanding Travelocity warrants were cancelled although certain other Hotels.com warrants remain outstanding. The

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non-cash advertising from Universal is primarily for the benefit of Expedia, which runs television advertising primarily on the USA and Sci Fi cable channels without any cash cost. Ticketmaster and Match.com also recognize non-cash distribution and marketing expense related to barter arrangements, which expired in March 2004, for distribution secured from third parties, whereby advertising was provided by Ticketmaster and Match.com to a third party in return for distribution over the third party's network. The advertising provided has been secured by IAC, which in turn has secured the non-cash advertising pursuant to an agreement with Universal as part of the Vivendi transaction. Sufficient advertising has been secured to satisfy existing obligations. We do not expect to replace this non-cash marketing with an equivalent cash expense after it runs out in 2007, nor would IAC incur such amounts absent the advertising received in the Vivendi transaction.

        Amortization of intangibles is a non-cash expense relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as supplier contracts and customer relationships, are valued and amortized over their estimated lives. While it is likely that we will have significant intangible amortization expense as we continue to acquire companies, we believe that since intangibles represent costs incurred by the acquired company to build value prior to acquisition, they were part of transaction costs and will not be replaced with cash costs when the intangibles are fully amortized.

        Equity gains/losses from IAC's 5.44% common interest in VUE is excluded from Adjusted Net Income and Adjusted EPS because IAC has no operating control over VUE, has no way to forecast this business, and does not consider the results of VUE in evaluating the performance of IAC's businesses.

Free Cash Flow

        IAC has significant positive working capital balances that benefit Free Cash Flow and are largely due to deferred merchant bookings and deferred revenue related to the merchant lodging business at Expedia and Hotels.com, respectively. In our merchant lodging business, cash is collected in advance of stay, and revenue is recognized at the date of travel, after which hotel suppliers invoice Expedia and Hotels.com. Working capital consists of cash deposits from customers, net of revenue recognized as a result of a customer stay, plus the increase in payables to hotel suppliers net of cash paid out in the period.

        These balances are comparable to payable and receivable balances in any other company, except that the benefit, or "float", that we get is inherent in our business model. It represents the real cash earning power of our company, and is reflected in increased working capital purely because we recognize revenue at the customer stay date rather than at the booking date. It is similar to any other cash inflow in the normal course of business and we view this as permanent cash that we can put to work. As long as the merchant lodging businesses continue to grow positively, as they have historically, and our business model does not change, we expect that the change in working capital will continue to be positive. All other conditions remaining the same, if the dollar growth in revenue from our merchant hotel businesses decreases from year to year, then the change in working capital, while still positive, will decrease from year to year, which will adversely affect free cash flow in comparison to the prior year. If the businesses were to decline or if the model otherwise changed, it would negatively impact working capital and we would communicate this to investors.

        We look at Free Cash Flow as a measure of the strength and performance of our businesses, not for valuation purposes. In our view, applying "multiples" to Free Cash Flow is inappropriate because it is subject to timing, seasonality and one-time events. We manage our business for cash and we think it is of utmost important to maximize cash—but our primary valuation metrics are Operating Income Before Amortization and Adjusted EPS. In addition, because Free Cash Flow is subject to timing, seasonality and one-time events, we believe it is not appropriate to annualize quarterly Free Cash Flow results.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IAC/INTERACTIVECORP
By:	/s/ GREGORY R. BLATT Name: Gregory R. Blatt Title: Senior Vice President and General Counsel

Date: November 3, 2004

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of IAC/InterActiveCorp dated November 3, 2004.

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ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION/
ITEM 7.01 REGULATION FD DISCLOSURE
IAC'S PRINCIPLES OF FINANCIAL REPORTING
SIGNATURES
EXHIBIT INDEX